Exhibit 12.1

Certification of the Chief Executive Officer

I, Yoav Doppelt, certify that:

1.	I have reviewed this annual report on Form 20-F of Kenon Holdings Ltd.; and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date:	April 21, 2017

By:	/s/ Yoav Doppelt
Name:	Yoav Doppelt
Title:	Chief Executive Officer